Exhibit 3.1

APTARGROUP, INC.
a Delaware Corporation

AMENDED AND RESTATED
BY-LAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1                                    Place of Meeting.  All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as is fixed in the notice of the meeting.

Section 1.2                                    Annual Meeting.  An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on a date specified by the Board of Directors and at the time and place specified by the Board of Directors.  If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

Section 1.3                                    Special Meetings.  Special meetings of stockholders may be called only in the manner provided in the Certificate of Incorporation.

Section 1.4                                    Notice of Meetings.  Notice of the date, time and place of each annual and each special meeting of the stockholders shall be given to each of the stockholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such stockholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such stockholder, in lieu of such mailing, at least ten (10) days prior to, and not more than sixty (60) days before, such meeting, and meetings may be held without notice if all of the stockholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such stockholders not present in person or by proxy, before or after the meeting.  The notice of each special meeting of the stockholders shall set forth the purposes thereof and the business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice thereof.

Section 1.5                                    Setting of Record Date.  The Board of Directors shall have the power to fix a record date which (i) in the case of any meeting of stockholders, shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of the payment of any dividend, the allotment of rights, the exercise of any rights in respect of any change or conversion or exchange of capital stock, shall be not more than sixty (60) days before such action, or (iii) (in the event the Certificate of Incorporation is amended to permit action to be taken by stockholders by consent) in the case of obtaining the consent of stockholders for any purpose, shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  The record date shall be used by the

Corporation for the determination of the stockholders entitled (1) to notice of and to vote at any meeting of stockholders, (2) to receive payment of any dividend or allotment of rights, (3) to exercise the right in respect of any change, conversion or exchange of capital stock, or (4) to give any consent of stockholders, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 1.6                                    Organization.  At each meeting of the stockholders, the Chief Executive Officer, or in the case of vacancy in office or absence of the Chief Executive Officer, the Chairman of the Board, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice-Chairman of the Board, the President, the Chief Operating Officer, the Vice-Presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast on such matter, shall act as chairman, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

Section 1.7                                    Voting at Stockholders’ Meetings.  At each meeting of the stockholders, every stockholder having the right to vote thereat shall be entitled to vote in person, or by proxy.  Stockholders shall have the voting rights specified in the Certificate of Incorporation.  The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by written ballot.

Section 1.8                                    Quorum and Adjournment.  Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of the stockholders the presence, in person or by proxy, of the holders of shares of stock of the Corporation entitled to cast at least a majority of the votes which the outstanding stock entitled to vote thereat is entitled to cast on a particular matter shall be requisite and shall constitute a quorum entitled to take action with respect to that vote on that matter.  If at any meeting of stockholders there shall be less than a quorum so present, the stockholders present in person or by proxy and entitled to vote thereat on such matter may without further notice, except as required by law, adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 1.9                                    List of Stockholders.  The Secretary shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder, and such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.10                             Advance Notice of Stockholder Nominations.  Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or special meeting of the stockholders only (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record on the record date set with respect to such meeting as provided for in Section 1.5, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section 1.10.  For nominations or other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) above, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and a proper matter for consideration at such meeting under the Certificate of Incorporation and these By-Laws.  To be timely, (i) in the case of special meetings of the stockholders, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) in the case of all annual meetings of stockholders, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Act of 1934, as amended (the “Exchange Act”) (including, if so required, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf of the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.  Persons nominated by stockholders to serve as directors of the Corporation who have not been nominated in accordance with this Section 1.10 shall not be eligible to serve as directors.  Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.10.  The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service.  Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.11                             Required Vote for Directors.  Except as otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast in person or represented by proxy and entitled to vote on the election of directors with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at such meeting, then each director shall be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors.  For purposes of this Section 1.11, “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

ARTICLE II

DIRECTORS

Section 2.1                                    Number of Directors.  Subject to any rights of the holders of the Preferred Stock or any series thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution adopted by directors constituting not less than seventy percent (70%) of the whole Board of Directors.

Section 2.2                                    Chairman of the Board.  At each regular annual meeting of the Board of Directors, a majority of the members of the Board of Directors shall select one of its members as Chairman of the Board.  The Chairman of the Board shall hold such position until the first regular annual meeting of the Board of Directors following such selection or until the Chairman’s successor is selected and qualifies, provided that the Chairman may be removed at any time as Chairman of the Board, with or without cause, by the affirmative vote therefor of a majority of the whole Board of Directors.

Section 2.3                                    Vacancies and Newly Created Directorships.  Subject to any rights of the holders of the Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law or by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, be filled only by a resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed.  Notwithstanding the foregoing, in the event that at the time of the existence of an unfilled newly created directorship or any such vacancy there are unfilled newly created directorships and/or vacancies constituting more than thirty percent (30%) of the whole Board of Directors, a majority of the directors then serving on the Board of Directors shall have the authority to fill enough of such unfilled newly created directorships and/or vacancies so that, after giving effect thereto, there will be the minimum number of directors serving on the Board of Directors necessary to constitute seventy percent (70%) of the whole Board of Directors.

Section 2.4                                    Powers, Qualifications and Removal.  The business of the Corporation shall be managed by or under the direction of the Board of Directors.  Any director may tender his resignation at any time.  Subject to any rights of the holders of the Preferred Stock or any series thereof, any director or the entire Board of Directors may be removed at any time, but only for cause.

Section 2.5                                    Regular and Special Meetings of the Board.  The Board of Directors may hold its meetings, whether organizational, regular or special, either within or without the State of Delaware.  Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board.  Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving three (3) days’ notice to each director, either personally or by facsimile telecommunication, or five (5) days’ written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice.  Special meetings of the Board shall be held whenever called in writing by the Chairman of the Board, Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer, or any three (3) directors.  Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three (3) days before the meeting, or mailed to him to his residence or usual place of business at least five (5) days before the meeting.  Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting.

Section 2.6                                    Organization.  At every meeting of the Board, the Chairman of the Board, or in the case of vacancy in such position or absence of the Chairman of the Board, one of the following officers present in the order stated: the Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer, the Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

Section 2.7                                    Quorum and Adjournment.  At all meetings of the Board a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business except as may otherwise be specifically provided in the Certificate of Incorporation or in these By-Laws; provided, that if a quorum of directors shall not be present at any duly called or regular meeting thereof, the directors present may adjourn said meeting from time to time for a period of not exceeding two (2) weeks in the aggregate and notice of any such adjourned meeting shall not be necessary unless an adjournment was taken sine die.

Section 2.8                                    Executive Committee.  There shall be a committee of the Board of Directors designated as the Executive Committee, to consist of three (3) or more of the directors, as shall from time to time be appointed by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors.  Except as otherwise limited by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors or by law, the Certificate of Incorporation or these By-Laws, the Executive Committee shall have and may exercise, when the Board is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not, except to the extent both permitted by law and expressly so authorized in a resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, have power (i) to fill vacancies in the Board, (ii) to change the membership of or to fill vacancies in the Executive Committee, (iii) to remove or replace the chairman of the Executive Committee, (iv) to authorize the Corporation to sell, lease or otherwise dispose of assets of the Corporation, (v) to authorize the Corporation to liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, (vi) to authorize the Corporation to acquire any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, (vii) to adopt a bonus or other compensation plan in which directors or officers of the Corporation are eligible to participate, (viii) to authorize the Corporation to create, incur, assume or suffer to exist any indebtedness or (ix) to amend these By-Laws.  An affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to change the size, membership or powers of the Executive Committee, to fill vacancies in it, or to dissolve it.  The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary.  A majority of the members of the Executive Committee shall constitute a quorum.  A member of the Executive Committee shall be appointed chairman of the Executive Committee by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors and shall preside at all meetings of the Executive Committee; provided that in the case of vacancy in such position or absence of the chairman of the Executive Committee at the time of any such meeting, a member of the Executive Committee selected by a majority of the members of the Executive Committee shall preside at such meeting.

Section 2.9                                    Audit Committee.  There shall be a committee of the Board of Directors designated as the Audit Committee, to consist of not fewer than three members of the Board as shall from time to time be appointed by resolution of the Board.  No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Audit Committee.  The Audit Committee shall review and, as it shall deem appropriate, approve internal accounting and financial controls for the Corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation.  The Audit Committee shall engage independent public accountants to audit the annual financial statements of the Corporation and its subsidiaries and shall arrange with such accountants the scope of the audit to be undertaken by such accountants.  The Board shall have the power at any time to change the membership of the Audit Committee, to fill vacancies in it, or to dissolve it.  The Audit Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary.  A majority of the members of the Audit Committee shall constitute a quorum.

Section 2.10                             Compensation Committee.  There shall be a committee of the Board of Directors designated as the Compensation Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors.  No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Compensation Committee.  The Compensation Committee shall make such determinations and perform such other duties as are expressly delegated to it from time to time pursuant to the terms of any stock option, equity bonus or other employee benefit plan of the Corporation, and make such recommendations to the Board regarding other compensation of officers and employees of the Corporation as it deems appropriate.  The Board shall have the power at any time to change the size, membership or powers of the Compensation Committee, to fill vacancies in it, or to dissolve it; provided, however, that an affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to take any such action.  The Compensation Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary.  A majority of the members of the Compensation Committee shall constitute a quorum.

Section 2.11                             Corporate Governance Committee.  There shall be a committee of the Board of Directors designated as the Corporate Governance Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors.  The Corporate Governance Committee shall (i) identify, evaluate and recommend individuals qualified to be directors of the Corporation to the Board for either appointment to the Board or to stand for election at a meeting of the stockholders, (ii) review and recommend to the Board appropriate compensation for the Company’s directors and (iii) develop and recommend to the Board corporate governance principles for the Corporation.  The Board shall have the power at any time to change the membership or powers of the Corporate Governance Committee, to fill vacancies in it, or to dissolve it; provided, however, that an affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to take any such action.  The Corporate Governance Committee may make rules for the conduct of its business (including, without limitation, rules as to whether and on what basis, if any, it will consider suggestions regarding candidates for election submitted by stockholders) and may appoint such assistants as it shall from time to time deem necessary.  A majority of the members of the Corporate Governance Committee shall constitute a quorum.

Section 2.12                             Other Committees; Designation of Replacement Members of Committees.  The Board of Directors may also, by resolution or resolutions passed by the affirmative vote therefor of directors constituting at least seventy percent (70%) of the whole Board of Directors, designate one or more other committees, which, to the extent provided in said resolution or resolutions, shall have and may exercise, when the Board is not in session, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless directors constituting at least seventy percent (70%) of the whole Board of Directors shall otherwise provide.  The Board of Directors shall have power, through the affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors, at any time to fill vacancies in, to change the size membership or powers of, or to dissolve any such committee.  The Board of Directors may designate in advance a person to replace a specified director as a member of any committee of the Board of Directors in the event that such director shall for any reason cease to be a member of such committee.  The vote of the Board of Directors required to designate in advance a person for such purpose shall be the same as that which is required under these By-Laws to appoint a member of such committee.  In the event that any member of any committee of the Board of Directors shall for any reason cease to be a member of such committee, the person designated in advance to replace such member, if any, shall, without any further action on the part of the Board of Directors and so long as such person is at that time a member of the Board of Directors, become a member of such committee.  Such person shall also assume the chairmanship of such committee if held by the member such person is replacing immediately prior to such member ceasing to be a member of such committee.

Section 2.13                             Compensation of Directors.  By resolution of the Board of Directors, the directors shall be paid their reasonable expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated in these By-Laws or by the Board pursuant to these By-Laws and, by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors, may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both, or may be paid other compensation (in cash, stock or other form) for acting as directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that directors who are also salaried officers of the Corporation or any subsidiary of the Corporation shall not receive fees or salaries as directors.

Section 2.14                             Communications Equipment.  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 2.15                             Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 2.16                             Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE III

OFFICERS

Section 3.1                                    Designation, Term, Vacancies.  The officers of the Corporation shall be a Chief Executive Officer, a Vice-Chairman of the Board, a President, a Chief Operating Officer, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem necessary.  Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board.  The same person may hold any two (2) or more offices.

At each regular annual meeting of the Board of Directors, the Board shall, at its discretion, elect the Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer, the Secretary, the Treasurer and, at their discretion, such Vice-Presidents as the Board shall determine, all of whom shall hold office until the first regular annual meeting of the Board of Directors following their appointment or until their successors are appointed and qualify, provided that they, or any of them, may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the whole Board of Directors.  All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors.  Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.2                                    Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall exercise such other powers as may from time to time be delegated to the Chief Executive Officer by these By-Laws or by resolution of the Board of Directors.  Subject to the Board of Directors, the Chief Executive Officer shall have general charge of the entire business of the Corporation.  The Chief Executive Officer may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.  The Chief Executive Officer shall have the usual powers and duties vested in a chief executive officer of a corporation.  He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to fill vacancies.  The Chief Executive Officer may delegate any of his or her powers to the Vice-Chairman of the Board, the President, the Chief Operating Officer or a Vice-President of the Corporation.  The Chief Executive Officer shall at all times be subject to the direction of the Board of Directors.

Section 3.3                                    Vice-Chairman of the Board.  The Vice-Chairman of the Board shall have such of the Chief Executive Officer’s powers and duties as the Chief Executive Officer may from time to time delegate to him and shall exercise such other powers as may from time to time be delegated to the Vice-Chairman of the Board by these By-Laws or by resolution of the Board of Directors.  The Vice-Chairman of the Board may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.4                                    President.  The President shall have such powers as may from time to time be delegated to the President by these By-Laws or by resolution of the Board of Directors.  The President may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.5                                    Chief Operating Officer.  The Chief Operating Officer shall have such powers as may from time to time be delegated to the Chief Operating Officer by these By-Laws or by resolutions of the Board of Directors.  The Chief Operating Officer may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.6                                    Vice-Presidents.  Each Vice-President shall have such of the Chief Executive Officer’s, the Vice-Chairman of the Board’s, the President’s and the Chief Operating Officer’s powers and duties as the Chief Operating Officer, the Vice Chairman of the Board, the President and the Chief Operating Officer, respectively, may from time to time delegate to such Vice-President and each Vice-President shall have such other powers and perform such other duties as may be assigned to such Vice-President by these By-Laws or by resolution of the Board of Directors.

Section 3.7                                    Treasurer.  The Treasurer shall have custody of such funds and securities of the Corporation as may come to the Treasurer’s hands or be committed to the Treasurer’s care by the Board of Directors.  Whenever necessary or proper, the Treasurer shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors, Chief Executive Officer, Vice-Chairman of the Board, President or Chief Operating Officer may designate.  The Treasurer may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them.  Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash accounts and such other statements respecting the affairs of the Corporation as may be required.  The Treasurer shall keep proper and accurate books of account.  The Treasurer shall perform all acts incident to the office of Treasurer, subject to the direction of the Board of Directors.

Section 3.8                                    Secretary.  The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument signed by another officer of the Corporation duly authorized to sign the same so requires, or when necessary to attest any proceedings of the stockholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his or her signature, provided that the seal may be affixed by the Chief Executive Officer, the Vice Chairman of the Board, the President, the Chief Operating Officer or a Vice-President or other officer of the Corporation to any document executed by any of them respectively on behalf of the Corporation which does not require the attestation of the Secretary.  The Secretary shall attend to the giving and serving of notices of meetings.  The Secretary shall have charge of such books and papers as properly belong to such office or as may be committed to his or her care by the Board of Directors.  The Secretary shall perform such other duties as appertain to such office or as may be required by the Board of Directors.

Section 3.9                                    Assistant Secretary.  Each Assistant Secretary shall be vested with such powers and duties as may be delegated to him or her by the President, the Chief Operating Officer or the Secretary and any act may be done or duty performed by an Assistant Secretary with like effect as though done or performed by the Secretary; and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

Section 3.10                             Assistant Treasurer.  Each Assistant Treasurer shall be vested with such powers and duties as may be delegated to him or her by the Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer or the Treasurer, and any act may be performed by an Assistant Treasurer with like effect as though done or performed by the Treasurer; and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

Section 3.11                             Delegation.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

Section 3.12                             Compensation.  The compensation of any officer of the Corporation for serving in such capacity, other than compensation under any plan which has received stockholder approval, shall require the approval of directors constituting at least a majority of the directors serving on the Board of Directors who are not salaried officers of the Corporation or any subsidiary of the Corporation.

ARTICLE IV

STOCK

Section 4.1                                    Certificates of Stock.  All certificates of shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws and the laws of the State of Delaware, as shall be approved by the Board of Directors, and shall be signed by the Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed.  Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal.  All certificates for each class of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, his address, with the number of such shares and the date of issue, shall be entered on the Corporation’s books.  All certificates surrendered shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled, except in cases provided for herein.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been affixed to, any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

Section 4.2                                    Uncertificated Shares; Transfers of Shares.  The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation as provided for in these By-Laws and the laws of the State of Delaware.  Transfers of certificated shares of stock shall be made upon the books of the Corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares.  But the Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe.  Upon such appointment being made all certificates of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars or transfers, and shall not be valid unless so countersigned.  Uncertificated shares of the stock of the Corporation shall be transferred on the books of the Corporation only by the person then registered in the stock records of the Corporation as the owner of such shares or by such person’s representative as determined in accordance with generally accepted securities industry practices.

Section 4.3                                    Stolen, Lost, Mutilated and Destroyed Certificates.  The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost, mutilated or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates may, in its discretion, and as a condition precedent thereto, require the owner of such mutilated certificate to surrender the same and the owner of such stolen, lost, mutilated or destroyed certificate or certificates or his legal representatives to give to the Corporation, and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed.

Section 4.4                                    Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS

Section 5.1                                    Contracts.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors or the Executive Committee (subject to Section 2.8) may authorize any officer or officers, fiscal agent or other agent or employee of the Corporation to enter into any contract or execute or deliver any instrument in the name of or on behalf of the Corporation and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these By-Laws, no officer, fiscal or other agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose.

Section 5.2                                    Loans.  The Chairman of the Board or any officer or agent of the Corporation when authorized by the Board of Directors or the Executive Committee may negotiate loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances, when authorized by the Board of Directors or the Executive Committee (subject to Section 2.8), may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and pledge, hypothecate or transfer as security for the payment thereof securities or other property at any time held by the Corporation.  No loans shall be contracted on behalf of the Corporation and no notes or other evidences of indebtedness shall be issued in its behalf unless and except as authorized by the Board of Directors or the Executive Committee (if authorized pursuant to Section 2.8).

Section 5.3                                    Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories in the United States or elsewhere as the Board of Directors, the Executive Committee, the Chief Executive Officer, the Vice-Chairman of the Board, the President or the Chief Operating Officer may approve.

Section 5.4                                    Checks, Drafts, Etc.  All notes, drafts, acceptances, checks, endorsements or other evidences of indebtedness shall be signed by the Chairman of the Board, Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer or a Vice-president and shall be countersigned by the Treasurer or an Assistant Treasurer of the Corporation, or by such officers as may, from time to time, be designated by resolution of the

Board of Directors or the Executive Committee for that purpose.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by the Treasurer or an Assistant Treasurer or by any other officer or agent who may be designated by resolution of the Board of Directors or the Executive Committee.

Section 5.5                                    Safe Deposit Vaults.  To the extent permitted by law, securities of the Corporation may be deposited in such safe deposit vaults in the United States or elsewhere as the Board of Directors or the Executive Committee may approve, and access to such vaults shall be only by such officer together with such additional officer or officers and/or responsible employee or employees as may from time to time be designated for the purpose by resolution of the Board of Directors.

Section 5.6                                    Deposit of Securities for Safekeeping.  From time to time, to the extent permitted by law, the Board of Directors or the Executive Committee may deposit for safekeeping with one or more banks, trust companies or other financial institutions to be selected by them in the United States or elsewhere, any securities owned by the Corporation and not otherwise deposited or pledged as security.  Any and all securities so deposited may be withdrawn from time to time only by such officer of the Corporation together with such additional officer or officers and/or responsible employee or employees as may from time to time, to the extent permitted by law, be designated for the purpose by resolution of the Board of Directors or the Executive Committee.

ARTICLE VI

GENERAL

Section 6.1                                    Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, and shall be in such form as may be approved from time to time by the Board of Directors.  One or more duplicate dies for impressing such seal may be kept and used.

Section 6.2                                    Books and Records.  Subject to the provisions of the statute under which the Corporation is organized, the Corporation may keep its books outside the State of Delaware.

The Board of Directors shall have power, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors.

Section 6.3                                    Fiscal Year.  The fiscal year shall begin the first day of January in each year.

Section 6.4                                    Notices.  Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at his last known post office address and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Any stockholder, director or officer may waive any notice required to be given under these By-Laws by instrument in writing signed (either before or after the holding of any meeting in respect of which the notice is required) by such stockholder, director or officer and filed with the Corporation.

Section 6.5                                    Stock of Other Corporations.  The Chairman of the Board, Chief Executive Officer, the Vice-Chairman of the Board, the President, the Chief Operating Officer and each Vice-President are each individually authorized on behalf of the Corporation, in person or by proxy, to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor, and to take or participate in the taking of action by the stockholders of such corporation by consent in lieu of a meeting.  The Board of Directors or the Executive Committee may also authorize any other director, officer or other person on behalf of the Corporation to take any and all of such actions, and authority may be given to exercise such authority either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors or the Executive Committee.

Section 6.6                                    Registration of Securities.  Any stocks or securities owned by the Corporation may, if so determined by the Board of Directors or the Executive Committee, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors or the Executive Committee.

Section 6.7                                    Amendments.  These By-Laws may be altered or amended by the holders of shares of stock of the Corporation entitled to vote with respect thereto, present in person or by proxy at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote therefor of directors constituting at least seventy percent (70%) of the whole Board of Directors, provided, however, that these By-Laws may not be altered or amended either by action of the stockholders or by action of the Board of Directors to make provisions contrary to or in conflict with or in any way modifying any provision of the Certificate of Incorporation and provided, further, that the vote of stockholders necessary to alter or amend these By-Laws shall be as provided for in the Certificate of Incorporation.  For purposes of these By-Laws, “whole Board of Directors” means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Section Headings.  Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.2                                    Inconsistent Provisions.  In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.